UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2008
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300,
Mount Laurel, New Jersey	08054-4632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 856.206.4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2008, Clement Revetti, Jr., Edward Siegel and Gregory M. Sebasky, and on July 24, 2008, Scott M. Weisenhoff, informed the board of directors of MedQuist Inc. (the “Company”) that each of them intends to resign as a member of the Company’s board of directors. The resignations will be effective immediately prior to the consummation of the transactions contemplated by the previously announced agreement entered into on May 21, 2008 by which Koninklijke Philips Electronics N.V. (“Philips”) agreed to sell its approximately 69.5% ownership interest in the Company to CBaySystems Holdings Ltd.
In accordance with the terms of the Governance Agreement by and between Philips and the Company dated May 22, 2000, as amended, Philips designated Robert Aquilina, Frank Baker, Peter Berger and Michael Seedman to replace Messrs Revetti, Siegel, Sebasky and Weisenhoff upon and subject to their resignation. The board of directors of the Company has not taken any action to appoint Messrs Aquilina, Baker, Berger and Seedman to its board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
July 25, 2008	By:	Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer and Secretary